Exhibit 99

MASCO CORPORATION REPORTS THIRD QUARTER 2021 RESULTS

Key Results

•Sales increased 11 percent to $2,204 million
•Operating profit was $385 million and operating margin was 17.5 percent
•Earnings per share from continuing operations was $0.89 per share; adjusted earnings per share from continuing operations was $0.99 per share
•Returned $186 million to shareholders in the form of dividends and share repurchases
•Updating 2021 expected earnings per share to be in the range of $1.67 - $1.73, and on an adjusted earnings per share basis, in the range of $3.67 - $3.73, narrowed from the previous range of $3.65 - $3.75

LIVONIA, Mich. (October 27, 2021) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its third quarter results.

“Masco delivered its fifth consecutive quarter of double-digit sales growth, demonstrating the resourcefulness and strength of our organization in the face of ongoing headwinds,” said Masco President and CEO, Keith Allman. “Our team effectively navigated supply chain challenges to deliver for our customers while successfully implementing pricing and cost productivity actions to offset persistent inflation. We also advanced our capital deployment strategy by returning approximately $186 million to shareholders in the form of dividends and share repurchases, bringing our year-to-date total dividends and share repurchases to $1.0 billion."

2021 Third Quarter Commentary

•On a reported basis, compared to third quarter 2020:
•Net sales increased 11 percent to $2,204 million; in local currency and excluding acquisitions and divestitures, net sales increased nine percent
•In local currency, North American sales increased nine percent and international sales increased 15 percent
•Gross margins decreased 370 basis points to 34.2 percent from 37.9 percent
•Operating profit decreased nine percent to $385 million
•Operating margins decreased 390 basis points to 17.5 percent from 21.4 percent
•Income from continuing operations was $0.89 per share, compared to $1.05 per share
•Compared to third quarter 2020, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:
•Gross margins decreased 380 basis points to 34.2 percent compared to 38.0 percent
•Operating profit decreased nine percent to $385 million from $425 million
•Operating margins decreased 390 basis points to 17.5 percent compared to 21.4 percent
•Income from continuing operations decreased to $0.99 per share, compared to $1.06 per share
•Liquidity as of September 30, 2021 was $1,854 million (including availability under our revolving credit facility)
•Plumbing Products’ net sales increased 16 percent; in local currency and excluding acquisitions and divestitures, sales increased 13 percent
•Decorative Architectural Products’ net sales increased four percent; excluding acquisitions, sales increased three percent

Allman continued, “Demand for our products remains strong across categories and channels, and we are continuing to enhance our operational efficiency and capitalize on opportunities while navigating supply chain constraints and inflation. Based on the strength of our year-to-date performance, we expect to deliver full year adjusted earnings per share in the range of $3.67 to $3.73 per share, representing approximately 19 percent growth at the midpoint compared to 2020. While we will provide further guidance on our fourth quarter earnings call, based on our current view of our business, we expect to achieve margin expansion and double-digit adjusted earnings per share growth in 2022, consistent with the long-term growth outlook we provided earlier this year.”

Dividend Declaration

Masco’s Board of Directors declared a quarterly dividend of $0.235 per common share, payable on November 29, 2021, to shareholders of record on November 12, 2021.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The third quarter 2021 supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Detail

A conference call regarding items contained in this release is scheduled for Wednesday, October 27, 2021 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 549-7577 and from outside the U.S. at (442) 275-1712. Please use the conference identification number 9989065. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 9989065. The telephone replay will be available approximately two hours after the end of the call and continue through November 27, 2021.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and reputation and to develop innovative products, our ability to maintain our competitive position in our industries, our reliance on key customers, the length and severity of the ongoing COVID-19 pandemic, including its impact on domestic and international economic activity, consumer confidence, our production capabilities, our employees and our supply chain; the cost and availability of materials and the imposition of tariffs, our dependence on third-party suppliers, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented and diverse personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Nine Months Ended September 30, 2021 and 2020
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$2,204	$1,983	$6,353	$5,328
Cost of sales	1,451	1,231	4,109	3,401
Gross profit	753	752	2,244	1,927

Selling, general and administrative expenses	368	328	1,057	939
Operating profit	385	424	1,187	988

Other expense, net:
Interest expense	(26)	(40)	(253)	(110)
Other, net	(17)	(4)	(438)	(22)
	(43)	(44)	(691)	(132)
Income from continuing operations before income taxes	342	380	496	856

Income tax expense	103	87	158	202
Income from continuing operations	239	293	338	654

Income from discontinued operations, net	—	—	—	411
Net income	239	293	338	1,065

Less: Net income attributable to noncontrolling interest	19	18	60	36
Net income attributable to Masco Corporation	$220	$275	$278	$1,029

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.89	$1.05	$1.07	$2.31
Income from discontinued operations, net	—	—	—	1.54
Net income	$0.89	$1.05	$1.07	$3.85

Average diluted common shares outstanding	247	261	253	266

Amounts attributable to Masco Corporation:
Income from continuing operations	$220	$275	$278	$618
Income from discontinued operations, net	—	—	—	411
Net income attributable to Masco Corporation	$220	$275	$278	$1,029

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2021 and 2020
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,204	$1,983	$6,353	$5,328

Gross profit, as reported	$753	$752	$2,244	$1,927
Rationalization charges	—	1	2	7
Gross profit, as adjusted	$753	$753	$2,246	$1,934

Gross margin, as reported	34.2%	37.9%	35.3%	36.2%
Gross margin, as adjusted	34.2%	38.0%	35.4%	36.3%

Selling, general and administrative expenses, as reported	$368	$328	$1,057	$939
Rationalization charges	—	—	—	2
Selling, general and administrative expenses, as adjusted	$368	$328	$1,057	$937

Selling, general and administrative expenses as percent of net sales, as reported	16.7%	16.5%	16.6%	17.6%
Selling, general and administrative expenses as percent of net sales, as adjusted	16.7%	16.5%	16.6%	17.6%

Operating profit, as reported	$385	$424	$1,187	$988
Rationalization charges	—	1	2	9
Operating profit, as adjusted	$385	$425	$1,189	$997

Operating margin, as reported	17.5%	21.4%	18.7%	18.5%
Operating margin, as adjusted	17.5%	21.4%	18.7%	18.7%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2021 and 2020
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Income Per Common Share Reconciliations

Income from continuing operations before income taxes, as reported	$342	$380	$496	$856
Rationalization charges	—	1	2	9
Pension costs associated with terminated plans	—	6	422	17
Fair value adjustment to contingent earnout obligation	14	—	14	—
Loss on sale of business	—	—	18	—
(Gain) on preferred stock redemption	—	—	(14)	—
(Earnings) from equity investments, net	(5)	(1)	(7)	(1)
Loss on extinguishment of debt	—	6	168	6
Income from continuing operations before income taxes, as adjusted	351	392	1,099	887
Tax at 25% rate	(88)	(98)	(275)	(222)
Less: Net income attributable to noncontrolling interest	19	18	60	36
Income from continuing operations, as adjusted	$244	$276	$764	$629

Income from continuing operations per common share, as adjusted	$0.99	$1.06	$3.02	$2.36

Average diluted common shares outstanding	247	261	253	266
Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2021 and 2020
Outlook for the Twelve Months Ended December 31, 2021

	Twelve Months Ended December 31, 2021
	Low End	High End
Income Per Common Share Outlook

Income from continuing operations per common share	$1.67	$1.73
Rationalization charges	0.01	0.01
Pension costs associated with terminated plans (1)	1.32	1.32
Fair value adjustment to contingent earnout obligation (2)	0.04	0.04
Loss on sale of business	0.05	0.05
(Gain) on preferred stock redemption	(0.04)	(0.04)
(Earnings) from equity investments, net	(0.02)	(0.02)
Loss on extinguishment of debt	0.53	0.53
Losses providing no tax benefit (3)	0.08	0.08
Allocation to participating securities per share (4)	0.03	0.03
Income from continuing operations per common share, as adjusted	$3.67	$3.73
(1) Represents costs associated with our qualified domestic defined-benefit pension plans that were settled in the second quarter of 2021.
(2) Represents expense from the revaluation of contingent consideration related to a prior acquisition in the third quarter of 2021.
(3) Represents losses providing no tax benefit in certain jurisdictions, primarily related to the termination of our qualified domestic defined-benefit pension plans and the divestiture of a business in the second quarter of 2021.
(4) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards as well as an allocation to redeemable noncontrolling interest in accordance with the two-class method of calculating earnings per share.
Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
September 30, 2021 and December 31, 2020
(dollars in millions)

	September 30, 2021	December 31, 2020
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$854	$1,326
Receivables	1,330	1,138
Prepaid expenses and other	113	149
Inventories	1,107	876
Total Current Assets	3,404	3,489

Property and equipment, net	887	908
Operating lease right-of-use assets	171	166
Goodwill	617	563
Other intangible assets, net	395	357
Other assets	121	294
Total Assets	$5,595	$5,777

Liabilities
Current Liabilities:
Accounts payable	$1,037	$893
Notes payable	10	3
Accrued liabilities	832	1,038
Total Current Liabilities	1,879	1,934

Long-term debt	2,950	2,792
Noncurrent operating lease liabilities	155	149
Other liabilities	485	481
Total Liabilities	5,469	5,356

Redeemable noncontrolling interest	25	—

Equity	101	421
Total Liabilities and Equity	$5,595	$5,777

	As of September 30,
	2021	2020
Other Financial Data
Working Capital Days
Receivable days	51	55
Inventory days	80	70
Payable days	65	74
Working capital	$1,400	$1,140
Working capital as a % of sales (LTM)	17.0%	16.4%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Nine Months Ended September 30, 2021 and 2020
(dollars in millions)

	Nine Months Ended September 30,
	2021	2020
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$904	$590
Working capital changes	(309)	(17)
Net cash from operating activities	595	573

Cash Flows From (For) Financing Activities:
Retirement of notes	(1,326)	(400)
Purchase of Company common stock	(878)	(602)
Cash dividends paid	(154)	(108)
Dividends paid to noncontrolling interest	(43)	(23)
Issuance of notes, net of issuance costs	1,481	415
Debt extinguishment costs	(160)	(5)
Proceeds from the exercise of stock options	1	26
Employee withholding taxes paid on stock-based compensation	(14)	(25)
(Decrease) increase in debt, net	(2)	1
Net cash for financing activities	(1,095)	(721)

Cash Flows From (For) Investing Activities:
Capital expenditures	(82)	(72)
Acquisition of businesses, net of cash acquired	(57)	(24)
Proceeds from disposition of businesses, net of cash disposed	5	868
Proceeds from disposition of other financial investments	170	2
Other, net	7	(4)
Net cash from investing activities	43	770

Effect of exchange rate changes on cash and cash investments	(15)	7

Cash and Cash Investments:
(Decrease) increase for the period	(472)	629
At January 1	1,326	697
At September 30	$854	$1,326

	As of September 30,
	2021	2020
Liquidity
Cash and cash investments	$854	$1,326
Revolver availability	1,000	1,000
Total Liquidity	$1,854	$2,326

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Nine Months Ended September 30, 2021 and 2020
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Plumbing Products
Net sales	$1,329	$1,141	16%	$3,907	$2,964	32%

Operating profit, as reported	$248	$271		$773	$583
Operating margin, as reported	18.7%	23.8%		19.8%	19.7%

Rationalization charges	—	—		2	5
Accelerated depreciation related to rationalization activity	—	—		—	1
Operating profit, as adjusted	248	271		775	589
Operating margin, as adjusted	18.7%	23.8%		19.8%	19.9%

Depreciation and amortization	26	21		76	61
EBITDA, as adjusted	$274	$292		$851	$650

Decorative Architectural Products
Net sales	$875	$842	4%	$2,446	$2,364	3%

Operating profit, as reported	$166	$179		$496	$475
Operating margin, as reported	19.0%	21.3%		20.3%	20.1%

Rationalization charges	—	1		—	3
Operating profit, as adjusted	166	180		496	478
Operating margin, as adjusted	19.0%	21.4%		20.3%	20.2%

Depreciation and amortization	8	10		27	31
EBITDA, as adjusted	$174	$190		$523	$509

Total
Net sales	$2,204	$1,983	11%	$6,353	$5,328	19%

Operating profit, as reported - segment	$414	$450		$1,269	$1,058
General corporate expense, net	(29)	(26)		(82)	(70)
Operating profit, as reported	385	424		1,187	988
Operating margin, as reported	17.5%	21.4%		18.7%	18.5%

Rationalization charges - segment	—	1		2	8
Accelerated depreciation related to rationalization activity - segment	—	—		—	1
Operating profit, as adjusted	385	425		1,189	997
Operating margin, as adjusted	17.5%	21.4%		18.7%	18.7%

Depreciation and amortization - segment	34	31		103	92
Depreciation and amortization - non-operating	2	2		11	6
EBITDA, as adjusted	$421	$458		$1,303	$1,095
  Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Nine Months Ended September 30, 2021 and 2020
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
North American
Net sales	$1,753	$1,599	10%	$4,999	$4,337	15%

Operating profit, as reported	$332	$368		$1,010	$899
Operating margin, as reported	18.9%	23.0%		20.2%	20.7%

Rationalization charges	—	1		2	8
Accelerated depreciation related to rationalization activity	—	—		—	1
Operating profit, as adjusted	332	369		1,012	908
Operating margin, as adjusted	18.9%	23.1%		20.2%	20.9%

Depreciation and amortization	22	21		66	60
EBITDA, as adjusted	$354	$390		$1,078	$968

International
Net sales	$451	$384	17%	$1,354	$991	37%

Operating profit, as reported	$82	$82		$259	$159
Operating margin, as reported	18.2%	21.4%		19.1%	16.0%

Depreciation and amortization	12	10		37	32
EBITDA	$94	$92		$296	$191

Total
Net sales	$2,204	$1,983	11%	$6,353	$5,328	19%

Operating profit, as reported - segment	$414	$450		$1,269	$1,058
General corporate expense, net	(29)	(26)		(82)	(70)
Operating profit, as reported	385	424		1,187	988
Operating margin, as reported	17.5%	21.4%		18.7%	18.5%

Rationalization charges - segment	—	1		2	8
Accelerated depreciation related to rationalization activity	—	—		—	1
Operating profit, as adjusted	385	425		1,189	997
Operating margin, as adjusted	17.5%	21.4%		18.7%	18.7%

Depreciation and amortization - segment	34	31		103	92
Depreciation and amortization - non-operating	2	2		11	6
EBITDA, as adjusted	$421	$458		$1,303	$1,095
Historical information is available on our website.